Exhibit 99.1

Refco Inc.
One World Financial Center	Company Contact:
200 Liberty Street – Tower A	For Refco Inc.
New York, NY 10281	Roger Ma
212-693-7000	212- 587-6355
www.refco.com	rma@refco.com

REFCO INC. ANNOUNCES PARTIAL REDEMPTION OF

9% SENIOR SUBORDINATED NOTES DUE 2012

NEW YORK, NY, August 17, 2005 – Refco Inc. (NYSE: RFX), a diversified financial services company, today announced that its subsidiaries Refco Group Ltd., LLC and Refco Finance Inc. have elected to redeem $210 million in principal amount of their outstanding $600 million of 9% Senior Subordinated Notes Due 2012.  The redemption is being made pursuant to the terms of the notes with the proceeds from Refco’s recent initial public offering.  The redemption price is 109% of the principal amount of notes redeemed plus accrued and unpaid interest to September 16, 2005, the redemption date.

A notice of redemption containing information required by the terms of the indenture governing the notes will be mailed to noteholders.  The address of the paying agent for purposes of surrendering notes in connection with the redemption is:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Telephone inquiries regarding the redemption may be made by calling the paying agent at 1-800-344-5128.

Refco is a diversified financial services organization with operations in 14 countries and an extensive global institutional and retail client base. Refco’s worldwide subsidiaries are members of principal U.S. and international exchanges, and are among the most active members of futures exchanges in Chicago, New York, London, Paris and Singapore. In addition to its futures brokerage activities, Refco is a major broker of cash market products, including foreign exchange, foreign exchange options, government securities, domestic and international equities, emerging market debt, and OTC financial and commodity products. Refco is one of the largest global clearing firms for derivatives.

Cautionary Note regarding Forward-Looking Statements

In this press release, we make forward looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact made in this press release are forward looking statements. These forward looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward looking statements, including (i) changes in domestic and international market conditions, (ii) competition, (iii) our ability to attract and retain customers, (iv) our relationships with introducing brokers, (v) retention of our management team, (vi) our ability to manage our growth or integrate future acquisitions, (vii) our exposure to significant credit risks with respect to our customers, (viii) international operations and expansion, (ix) systems failures, (x) the performance of third-party suppliers, (xi) changes in regulations or exchange membership requirements, (xii) the effectiveness of compliance and risk management methods, (xiii) potential litigation or investigations, (xiv) employee or introducing broker misconduct or errors, (xv) reputational harm; (xvi) changes in capital requirements; and (xvii) other factors. Because of these factors, we caution that you should not place undue reliance on any of our forward looking statements. Further, any forward looking statement speaks only as of today. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.